UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

1-9278

31-1168055

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01.              Changes in Registrant’s Certifying Accountant.

On May 4, 2005, the Audit Committee of the Board of Directors of Carlisle Companies Incorporated (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent public accounting firm.  The Audit Committee is in the process of finalizing its engagement of a new independent public accounting firm.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for each of the years ended December 31, 2004 and December 31, 2003 as well as the audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such audit reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2004 and December 31, 2003, and through May 4, 2005, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their audit reports on the Company’s financial statements for such years.

During the years ended December 31, 2004 and December 31, 2003, and through May 4, 2005, there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company has provided KPMG with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission.  The Company requested KPMG to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not they agree with the above statements.  A copy of KPMG's letter dated May 10, 2005 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

                See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 10, 2005		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KPMG LLP to the U.S. Securities and Exchange Commission dated May 10, 2005.